Loan Contract

(Unofficial Summary English Translation Solely for Convenience)

Zhejiang Chouzhou Commercial Bank

Ref. No.: 156160100730035

Loan Contract

Borrower:	Yiwu Yong Xin Communication Limited
Legal Representative:	Zhenggang Wang
Legal Address:	368 HuShu Nan Road, HangZhou City, Zhejiang Province, China 310014
Correspondence Address:	Same as above
Lender:	Zhejiang Chouzhou Commercial Bank

Both parties agree to the following terms:

1	Loan amount: RMB 15,000,000

2	Purpose of loan:
The proceeds of the loan under this contract shall be used for purchasing cell phones, computers and other electronics inventory.

3	Term: Commencing from July 16, 2012, to July 15, 2013.

4	Interest Rate and Computation of Interest
Interest rate: The annual fixed interest rate is 6.6%. In the circumstance that the People’s Bank of China announces any adjustment in prime interest rate after the execution date of this loan contract, but before the date of loan disbursement, the fixed annual interest rate will be adjusted up by 10% compared the fixed benchmark interest rate announced by the People’s Bank of China on the date of loan disbursement.

5	Repayment of interest: Interest settlement is set on the 20th day of each month. On the maturity date, the interest shall be paid in full together with the principal.

6	Interest penalty: In the circumstance that the loan fund is not expended for the purpose as set forth in this loan contract, the bank will have the right to assess a penalty interest rate equal to the loan interest rate set forth in this Contract plus 100% of such interest rate, calculated on the appropriated loan amount. In the circumstance when the loan is overdue, the penalty interest rate is equal to the loan interest rate set forth in this Contract plus 50% of such loan interest rate.

7	Disbursements: The loan shall be disbursed to the bank account designated by the borrower.

8	Repayment of Loan: The principal of the loan shall be paid in full on the date of maturity.

9	Guarantee: The loan is guaranteed by Zhenggang Wang, CEO of China 3C Group and five other non related individuals.

IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the day and year first set forth below.

July 16, 2012	July 16, 2012

Borrower (seal):	Lender (seal):

Yiwu Yong Xin Communication Limited	Zhejiang Chouzhou Commercial Bank

Legal Representative or Authorized Person	Responsible Person or Authorized Person

Zhenggang Wang	Liming Liu

(signature or seal)	(signature or seal)